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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-109688 of Lincoln Benefit Life Variable Annuity Account ("the Account") on Form N-4 of our report dated March 18, 2009, relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company, and to the use of our report dated April 17, 2009 relating to the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information, (which is incorporated by reference in the Prospectus of the Account), which is part of the Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 24, 2009